                                                              EXHIBIT 99.4

                                 CONSENT

  The undersigned, Sanford Miller, hereby consents, pursuant to Rule 438 under the Securities Act of 1933, as amended, to being named in the Registration Statement on Form S-1 (the "Registration Statement") of MoneyGram Payment Systems, Inc. (the "Registrant") as a person anticipated to become a director of the Registrant prior to the offering registered thereby, and to the filing of this Consent as an exhibit to the Registration Statement.

                                                 /s/ Sanford Miller
                                          -------------------------------------

June 13, 1996